Cohen McCurdy                 Cohen McCurdy, Ltd                440-835-8500
Certified Public Accountants  826 Westpoint Pkwy., Suite 1250   440-835-1093 fax
                              Westlake, OH 44145-1594

                              www.cohenmccurdy.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountnats, we hereby consent to the use of our report dated December 23, 2004, for the Light Revolution Fund and to all references to our firm included in or made a part of this Post-Effective Amendment to John Hancock Technology Leaders Fund's Registration Statement on Form N-1A including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                           By: /s/Cohen McCurdy
                               ----------------------
                               Cohen McCurdy


Cohen McCurdy, Ltd.
Westlake, Ohio
June 10, 2005

an independent member of                        Service, Quality, Innovation
BAKER TILLY INTERNATIONAL                       and Fun

         Registered with the Public Company Accounting Oversight Board